Exhibit 99.02
Southern Company
Financial Highlights
(In Millions of Dollars Except Earnings Per Share)

	Three Months Ended March
	2009	2008
Consolidated Earnings–As Reported
(See Notes)
Traditional Operating Companies	$303	$342
Southern Power	28	29
Total	331	371
Parent Company and Other	(205)	(12)
Net Income–As Reported	$126	$359

Basic Earnings Per Share -	$0.16	$0.47

Average Shares Outstanding (in millions)	780	766
End of Period Shares Outstanding (in millions)	783	768

	Three Months Ended March
	2009	2008
Consolidated Earnings–Excluding Items
(See Notes)
Net Income–As Reported	$126	$359
MC Asset Recovery Litigation Settlement	202	-
Net Income–Excluding Items	$328	$359

Basic Earnings Per Share–Excluding Items	$0.42	$0.47

Notes
- For the three months ended March 31, 2009 and 2008, diluted earnings per share are not more than 1 cent per share and are not material.

-    The charge related to Southern Company's MC Asset Recovery litigation settlement significantly impacted the presentation of earnings and earnings per share for the three months ended March 31, 2009, and significant charges related to the Mirant spin-off are not expected to occur in the future.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.